Exhibit 99.1

Groupon Announces First Quarter 2014 Results

•	Gross billings of $1.82 billion

•	Revenue of $757.6 million

•	Adjusted EBITDA of $40.3 million

•	GAAP loss per share of $0.06; non-GAAP loss per share of $0.01

Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended March 31, 2014.

"We had a record quarter in terms of demand, with worldwide billings increasing 29% and reaching their highest level ever," said Eric Lefkofsky, CEO of Groupon.  "Our marketplace continued to gain traction and growth in our mobile business accelerated, with more than 10 million app downloads this quarter and mobile transactions reaching 54% in March."

"We're on track with our plans in 2014 to invest in the growth of Local, improve our Goods margins, and drive profitability in our International operations. As a result, we have further confidence in our results for the back half of the year, and have increased our full year outlook."

First Quarter 2014 Summary

•
Gross billings, which reflect the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds, increased 29% globally to $1.82 billion in the first quarter 2014, compared with $1.41 billion in the first quarter 2013. North America billings increased 15%, EMEA increased 4% and Rest of World increased 123%, driven by the acquisition of Ticket Monster.

•
Revenue increased 26%, to $757.6 million in the first quarter 2014, compared with $601.4 million in the first quarter 2013. North America revenue increased 27%, EMEA increased 26% and Rest of World increased 23%.

•	Gross profit increased 2%, to $385.7 million in the first quarter 2014, compared with $379.0 million in the first quarter 2013.

•
Adjusted EBITDA, a non-GAAP financial measure, was $40.3 million in the first quarter 2014, compared with $71.9 million in the first quarter 2013, reflecting a $29.4 million increase in marketing expense.

•
First quarter 2014 net loss attributable to common stockholders was $37.8 million, or $0.06 per share, including stock compensation, amortization of acquired intangible assets, and acquisition-related costs, net, of $38.2 million ($29.8 million net of tax). Loss per share excluding stock compensation, amortization of acquired intangible assets, and acquisition-related costs, net of tax, a non-GAAP financial measure, was $0.01 per share.

•
Operating cash flow for the trailing twelve months ended March 31, 2014 was $189.0 million. Free cash flow, a non-GAAP financial measure, was negative $37.1 million in the first quarter 2014, bringing free cash flow for the trailing twelve months ended March 31, 2014 to $123.6 million.

•	At the end of the quarter, Groupon had $1.0 billion in cash and cash equivalents.

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled "Non-GAAP Financial Measures" and in the accompanying tables.

Highlights

•
Units: Global units, defined as vouchers and products sold before cancellations and refunds, increased 85% year-over-year to 84 million in the first quarter 2014. North America units increased 14%, EMEA units increased 18% and Rest of World units increased 330%.

•
Active deals: At the end of the first quarter 2014, on average, active deals were over 200,000 globally, compared with more than 140,000 at the end of the fourth quarter 2013. North American active deals increased to over 95,000.

•
Active customers: Active customers, or customers that have purchased a voucher or product within the last twelve months, grew 24% year-over-year, to 51.8 million as of March 31, 2014, comprising 21.8 million in North America, 14.5 million in EMEA, and 15.5 million in Rest of World.

•	Customer spend: First quarter 2014 trailing twelve month billings per average active customer was $132, compared with $134 in the fourth quarter 2013.

•
Mobile: In March 2014, 54% of global transactions were completed on mobile devices. Over 80 million people have now downloaded Groupon mobile apps worldwide, with over 10 million people downloading them in the first quarter alone.

•
Marketplace: The rollout of Groupon’s marketplace ("Pull") continued to gain traction. In March 2014, approximately 9% of total traffic in North America searched, with customers that searched spending significantly more than those that did not.

Share Repurchase Program
During the first quarter 2014, Groupon repurchased 3,075,700 shares of its Class A common stock under its share repurchase authorization at an average price of $9.58 per share, for an aggregate purchase price of $29.5 million. Under the existing authorization, Groupon has repurchased a total of 7,508,500 shares at an average price of $10.13 per share, for an aggregate purchase price of $76.0 million. Groupon is authorized to repurchase up to an additional $224.0 million of Class A common stock under the August 2013 share repurchase authorization. The program, which is intended to partially offset dilution from employee stock grants, terminates in August 2015.

Outlook
In the second quarter 2014, Groupon expects continued investment to accelerate long-term growth worldwide. As a result, for the second quarter 2014, the Company expects revenue of between $725 million and $775 million, Adjusted EBITDA of between $45 million and $65 million, and non-GAAP earnings per share excluding stock compensation, amortization of acquired intangible assets, and acquisition-related expenses, net of tax, of between $0.00 and $0.02.

Groupon is increasing its full year outlook, and now expects Adjusted EBITDA to exceed $300 million.

Conference Call
A conference call will be webcast live today at 4:00 p.m. CT / 5:00 p.m. ET, and will be available on Groupon's investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon's Global Code of Conduct), and select press releases and social media postings.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP), we have provided the following non-GAAP financial measures in this release and the accompanying tables: foreign exchange rate neutral operating results, Adjusted EBITDA, free cash flow and loss per share excluding stock-based compensation, amortization of acquired intangible assets, and acquisition-related expense (benefit), net. These non-GAAP financial measures are presented to aid investors in better understanding Groupon's performance and to facilitate comparisons to many of our peers who present similar measures. However, these measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and, beginning in the fourth quarter of 2013, also includes external transaction costs related to business combinations, primarily consisting of legal and advisory fees. External transaction costs were not material for periods prior to the fourth quarter of 2013 presented in this release and the accompanying tables. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the comparable prior-year period.

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, and acquisition-related expense (benefit), net. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
Earnings per share excluding stock-based compensation, amortization of acquired intangible assets, and acquisition-related expense (benefit), net is a non-GAAP financial measure that adjusts our earnings (loss) per share to exclude the impact of stock-based compensation expense, amortization of acquired intangible assets, and acquisition-related expense (benefit), net, and the income tax effect of those items. We believe that this non-GAAP financial measure provides useful supplemental information for evaluating our operating performance.
Beginning in the first quarter 2014, we have changed our non-GAAP earnings (loss) per share measure to exclude amortization of acquired intangible assets, net of tax, in addition to stock compensation and acquisition-related expenses, which we have excluded historically. Given the significant acquisition activity in January 2014 and potential acquisition activity in the future, we believe that excluding non-cash amortization of acquired intangible assets from our non-GAAP earnings per share measure enables more meaningful comparisons with our historical results.
Free cash flow is a non-GAAP financial measure that comprises net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software. We use free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy; responding to changes in the market; effectively dealing with challenges arising from our international operations; retaining existing customers and adding new customers; retaining and adding high quality merchants; cyber security breaches; incurring expenses as we expand our business; competing against smaller competitors and competitors with more financial resources than us; maintaining favorable terms with our business partners; maintaining a strong brand; managing inventory and order fulfillment risks; integrating our technology platforms; managing refund risks; retaining our executive team; litigation; regulations, including the CARD Act and regulation of the Internet; tax liabilities; tax legislation; maintaining our information technology infrastructure; protecting our intellectual property; handling acquisitions, joint ventures and strategic investments effectively; seasonality; payment-related risks; customer and merchant fraud; global economic uncertainty; compliance with rules and regulations associated with being a public company; and our ability to raise capital if necessary. We urge you to refer to the factors included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of May 6, 2014. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Groupon
Groupon (NASDAQ: GRPN) is a global leader of local commerce and the place you start when you want to buy just about anything, anytime, anywhere.  By leveraging the company’s global relationships and scale, Groupon offers consumers a vast marketplace of unbeatable deals all over the world. Shoppers discover the best a city has to offer on the web or on mobile with Groupon Local, enjoy vacations with Groupon Getaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods.

Groupon is redefining how traditional small businesses attract, retain and interact with customers by providing merchants with a suite of products and services, including customizable deal campaigns, credit card payment processing capabilities, and point-of-sale solutions that help businesses grow and operate more effectively. To search for great deals or subscribe to Groupon emails, visit www.Groupon.com. To download Groupon's five-star mobile apps, visit www.groupon.com/mobile. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.GrouponWorks.com

Contacts:
Investor Relations	Public Relations
Genny Konz	Paul Taaffe
312-999-3098	312-999-3964
ir@groupon.com

Groupon, Inc.
Summary Consolidated and Segment Results
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,		Y/Y % Growth		Y/Y % Growth excluding FX(2)
	2014	2013		FX Effect(2)
Gross Billings(1):
North America	$781,769	$681,319	14.7%	$(844)	14.9%
EMEA	513,588	492,318	4.3%	14,983	1.3%
Rest of World	521,854	234,132	122.9%	(24,621)	133.4%
Consolidated billings	$1,817,211	$1,407,769	29.1%	$(10,482)	29.8%

Revenue:
North America	$431,062	$339,554	26.9%	$(288)	27.0%
EMEA	230,893	183,798	25.6%	6,841	21.9%
Rest of World	95,682	78,050	22.6%	(9,417)	34.7%
Consolidated revenue	$757,637	$601,402	26.0%	$(2,864)	26.5%

(Loss) income from operations	$(19,953)	$21,178	(194.2)%	$1,685	(202.2)%

Net loss attributable to Groupon, Inc.	$(37,795)	$(3,992)

Net loss per share:
Basic	$(0.06)	$(0.01)
Diluted	$(0.06)	$(0.01)

Weighted average number of shares outstanding:
Basic	682,378,690	658,800,417
Diluted	682,378,690	658,800,417

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds. Includes direct billings and third party and other billings.

(2)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months ended March 31, 2013.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Operating activities
Net loss	$(35,363)	$(3,242)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization of property, equipment and software	22,092	15,114
Amortization of acquired intangible assets	12,648	5,586
Stock-based compensation	23,729	29,907
Deferred income taxes	573	(258)
Excess tax benefits on stock-based compensation	(5,855)	(832)
(Gain) loss on equity method investments	(52)	19
(Gain) loss, net from changes in fair value of contingent consideration	(39)	68
Impairment of cost method investment	397	—
Change in assets and liabilities, net of acquisitions:
Restricted cash	2,950	2,523
Accounts receivable	(24,393)	(7,684)
Prepaid expenses and other current assets	(5,150)	12,527
Accounts payable	7,315	(19,606)
Accrued merchant and supplier payables	(23,649)	(39,417)
Accrued expenses and other current liabilities	(5,379)	13,302
Other, net	9,459	753
Net cash (used in) provided by operating activities	(20,717)	8,760

Net cash used in investing activities	(138,608)	(30,679)

Net cash used in financing activities	(41,492)	(9,342)

Effect of exchange rate changes on cash and cash equivalents	(831)	(12,378)
Net decrease in cash and cash equivalents	(201,648)	(43,639)
Cash and cash equivalents, beginning of period	1,240,472	1,209,289
Cash and cash equivalents, end of period	$1,038,824	$1,165,650

Groupon, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue:
Third party and other	$426,429	$439,108
Direct	331,208	162,294
Total revenue	757,637	601,402
Cost of revenue:
Third party and other	62,351	70,016
Direct	309,565	152,377
Total cost of revenue	371,916	222,393
Gross profit	385,721	379,009
Operating expenses:
Marketing	78,924	49,557
Selling, general and administrative	324,965	308,206
Acquisition-related expense, net	1,785	68
Total operating expenses	405,674	357,831
(Loss) income from operations	(19,953)	21,178
Other expense, net	(840)	(5,083)
(Loss) income before provision for income taxes	(20,793)	16,095
Provision for income taxes	14,570	19,337
Net loss	(35,363)	(3,242)
Net income attributable to noncontrolling interests	(2,432)	(750)
Net loss attributable to Groupon, Inc.	$(37,795)	$(3,992)

Net loss per share
Basic	$(0.06)	$(0.01)
Diluted	$(0.06)	$(0.01)

Weighted average number of shares outstanding
Basic	682,378,690	658,800,417
Diluted	682,378,690	658,800,417

Groupon, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,038,824	$1,240,472
Accounts receivable, net	125,527	83,673
Deferred income taxes	29,897	27,938
Prepaid expenses and other current assets	234,102	210,415
Total current assets	1,428,350	1,562,498
Property, equipment and software, net	159,649	134,423
Goodwill	447,370	220,827
Intangible assets, net	140,738	28,443
Investments	24,450	20,652
Deferred income taxes, non-current	44,559	35,941
Other non-current assets	35,490	39,226
Total Assets	$2,280,606	$2,042,010
Liabilities and Equity
Current liabilities:
Accounts payable	$45,524	$27,573
Accrued merchant and supplier payables	816,329	752,943
Accrued expenses	253,015	226,986
Deferred income taxes	48,368	47,558
Other current liabilities	134,315	132,718
Total current liabilities	1,297,551	1,187,778
Deferred income taxes, non-current	12,331	10,853
Other non-current liabilities	147,197	131,697
Total Liabilities	1,457,079	1,330,328
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.0001 per share, 2,000,000,000 shares authorized, 687,288,634 shares issued and 679,780,134 shares outstanding at March 31, 2014 and 670,149,976 shares issued and 665,717,176 shares outstanding at December 31, 2013	69	67
Class B common stock, par value $0.0001 per share, 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at March 31, 2014 and December 31, 2013	—	—
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, no shares issued and outstanding at March 31, 2014 and December 31, 2013	—	—
Additional paid-in capital	1,768,271	1,584,211
Treasury stock, at cost, 7,508,500 shares at March 31, 2014 and 4,432,800 shares at December 31, 2013	(76,048)	(46,587)
Accumulated deficit	(886,665)	(848,870)
Accumulated other comprehensive income	20,020	24,830
Total Groupon, Inc. Stockholders' Equity	825,647	713,651
Noncontrolling interests	(2,120)	(1,969)
Total Equity	823,527	711,682
Total Liabilities and Equity	$2,280,606	$2,042,010

Groupon, Inc.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013
North America
Gross billings (1)	$781,769	$681,319
Revenue	$431,062	$339,554
Segment cost of revenue and operating expenses (2)	419,677	298,188
Segment operating income (2)	$11,385	$41,366
Segment operating income as a percent of segment revenue	2.6%	12.2%

EMEA
Gross billings (1)	$513,588	$492,318
Revenue	$230,893	$183,798
Segment cost of revenue and operating expenses (2)	211,970	149,622
Segment operating income (2)	$18,923	$34,176
Segment operating income as a percent of segment revenue	8.2%	18.6%

Rest of World
Gross billings (1)	$521,854	$234,132
Revenue	$95,682	$78,050
Segment cost of revenue and operating expenses (2)	120,429	102,439
Segment operating loss (2)	$(24,747)	$(24,389)
Segment operating loss as a percent of segment revenue	(25.9)%	(31.2)%

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds. Includes direct billings and third party and other billings.

(2)	Segment cost of revenue and operating expenses and segment operating income (loss) exclude stock-based compensation and acquisition-related expense (benefit), net.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Adjusted EBITDA and earnings (loss) per share excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related expense, net are non-GAAP financial measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net loss" for the periods presented, and the Company reconciles earnings (loss) per share excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related expense, net to the most comparable U.S. GAAP financial measure, "Diluted net earnings (loss) per share" for the period presented.

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net loss."

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Net loss	$(3,242)	$(5,551)	$(1,292)	$(78,861)	$(35,363)
Adjustments:
Stock-based compensation	29,907	32,446	26,870	32,239	23,729
Acquisition related expense (benefit), net	68	(815)	(1,529)	2,265	1,785
Depreciation and amortization	20,700	21,468	23,149	24,132	34,740
Other expense (income), net	5,083	5,579	(832)	84,833	840
Provision for income taxes	19,337	27,384	15,936	7,380	14,570
Total adjustments	75,095	86,062	63,594	150,849	75,664
Adjusted EBITDA	$71,853	$80,511	$62,302	$71,988	$40,301

The following is a reconciliation of diluted net loss per share to diluted loss per share excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related expense, net for the three months ended March 31, 2014:

Three Months Ended March 31, 2014
Net loss attributable to Groupon, Inc.	$(37,795)
Stock-based compensation	23,729
Amortization of acquired intangible assets	12,648
Acquisition-related expense, net	1,785
Income tax effect of adjustments	(8,377)
Net loss attributable to common stockholders excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related expense, net	$(8,010)

Diluted shares	682,378,690
Incremental diluted shares (1)	—
Adjusted diluted shares	682,378,690

Diluted net loss per share	$(0.06)
Impact of stock-based compensation, amortization of acquired intangible assets and acquisition-related expense, net	0.05
Diluted loss per share excluding stock-based compensation, amortization of acquired intangible assets and acquisition-related expense, net	$(0.01)

(1)	Outstanding equity awards are not reflected in the calculation for the three months ended March 31, 2014 because the effect would be antidilutive.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

Foreign exchange rate neutral operating results are non-GAAP financial measures. The Company reconciles foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures, "Gross billings," "Revenue" and "(Loss) income from operations," respectively, for the periods presented. The Company reconciles "foreign exchange rate neutral Gross billings growth" and "foreign exchange rate neutral Revenue growth" to year-over-year growth rates for the most comparable U.S. GAAP financial measures, "Gross billings" and "Revenue," respectively, for the periods presented.
The effect on the Company's gross billings, revenue and (loss) income from operations from changes in exchange rates versus the U.S. Dollar for the three months ended March 31, 2014 was as follows:

	Three Months Ended March 31, 2014			Three Months Ended March 31, 2014
	At Avg. Q1 2013 Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q4 2013 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$1,827,693	$(10,482)	$1,817,211	$1,825,844	$(8,633)	$1,817,211
Revenue	$760,501	$(2,864)	$757,637	$759,885	$(2,248)	$757,637
(Loss) income from operations	$(21,638)	$1,685	$(19,953)	$(20,777)	$824	$(19,953)

(1)	Represents the financial statement balances that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months ended March 31, 2013.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable period.

(3)
Represents the financial statement balances that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three months ended December 31, 2013.

The following is a quarterly reconciliation of foreign exchange rate neutral Gross billings growth from the comparable quarterly periods of the prior year to reported Gross billings growth from the comparable quarterly periods of the prior year.

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014
EMEA Gross billings growth, excluding FX	(9)%	4%	9%	3%	1%
FX Effect	1%	—%	3%	3%	3%
EMEA Gross billings growth	(8)%	4%	12%	6%	4%

Rest of World Gross billings growth, excluding FX	(6)%	(16)%	(4)%	(2)%	133%
FX Effect	(5)%	(5)%	(9)%	(9)%	(10)%
Rest of World Gross billings growth	(11)%	(21)%	(13)%	(11)%	123%

Consolidated Gross billings growth, excluding FX	5%	11%	11%	5%	30%
FX Effect	(1)%	(1)%	(1)%	—%	(1)%
Consolidated Gross billings growth	4%	10%	10%	5%	29%

The following is a quarterly reconciliation of foreign exchange rate neutral Revenue growth from the comparable quarterly periods of the prior year to reported Revenue growth from the comparable quarterly periods of the prior year.

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014
EMEA Revenue growth, excluding FX	(20)%	(25)%	(23)%	38%	22%
FX Effect	—%	1%	2%	5%	4%
EMEA Revenue growth	(20)%	(24)%	(21)%	43%	26%

Rest of World Revenue growth, excluding FX	(8)%	(21)%	7%	(6)%	35%
FX Effect	(6)%	(5)%	(11)%	(9)%	(12)%
Rest of World Revenue growth	(14)%	(26)%	(4)%	(15)%	23%

Consolidated Revenue growth, excluding FX	8%	8%	6%	20%	26%
FX Effect	—%	(1)%	(1)%	—%	—%
Consolidated Revenue growth	8%	7%	5%	20%	26%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)
(financial data in thousands, except per share data; active customers in millions)
(unaudited)

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Segments
North America Segment:
Gross Billings (1):
Local(2) Gross Billings	$450,841	$453,030	$405,913	$439,131	$456,952
Goods Gross Billings	165,359	196,878	194,565	286,039	242,896
Travel(2) Gross Billings	65,119	62,297	64,521	63,551	81,921
Total Gross Billings	$681,319	$712,205	$664,999	$788,721	$781,769
Year-over-year growth	23%	30%	20%	10%	15%
% Third Party and Other	78%	74%	72%	67%	70%
% Direct	22%	26%	28%	33%	30%
Gross Billings Trailing Twelve Months (TTM)	$2,500,915	$2,664,845	$2,777,475	$2,847,244	$2,947,694

Revenue (3):
Local Revenue	$172,294	$177,377	$162,346	$161,601	$177,247
Goods Revenue	151,209	186,028	185,914	268,281	237,435
Travel Revenue	16,051	13,777	12,578	13,902	16,380
Total Revenue	$339,554	$377,182	$360,838	$443,784	$431,062
Year-over-year growth	42%	45%	24%	18%	27%
% Third Party and Other	56%	52%	49%	41%	45%
% Direct	44%	48%	51%	59%	55%
Revenue TTM	$1,266,689	$1,383,690	$1,452,925	$1,521,358	$1,612,866

Gross Profit (4):
Local Gross Profit	$146,379	$155,728	$138,890	$140,944	$152,622
% of North America Total Local Gross Billings	32.5%	34.4%	34.2%	32.1%	33.4%
Goods Gross Profit	12,456	26,977	21,609	21,030	12,604
% of North America Total Goods Gross Billings	7.5%	13.7%	11.1%	7.4%	5.2%
Travel Gross Profit	13,521	11,881	11,070	12,352	14,442
% of North America Total Travel Gross Billings	20.8%	19.1%	17.2%	19.4%	17.6%
Total Gross Profit	$172,356	$194,586	$171,569	$174,326	$179,668
Year-over-year growth	2%	12%	7%	15%	4%
% Third Party and Other	94%	88%	90%	91%	94%
% Direct	6%	12%	10%	9%	6%
% of North America Total Gross Billings	25.3%	27.3%	25.8%	22.1%	23.0%

EMEA Segment:
Gross Billings:
Local Gross Billings	$260,297	$241,856	$207,803	$277,472	$262,141
Goods Gross Billings	149,193	167,594	169,849	219,880	183,013
Travel Gross Billings	82,828	72,800	65,666	68,361	68,434
Total Gross Billings	$492,318	$482,250	$443,318	$565,713	$513,588
Year-over-year growth	(8)%	4%	12%	6%	4%
Year-over-year growth, excluding FX (5)	(9)%	4%	9%	3%	1%
% Third Party and Other	98%	100%	98%	83%	83%
% Direct	2%	—%	2%	17%	17%
Gross Billings TTM	$1,883,265	$1,903,136	$1,950,367	$1,983,599	$2,004,869

Revenue:
Local Revenue	$111,589	$110,229	$92,141	$116,061	$109,120
Goods Revenue	53,326	35,119	41,279	119,274	106,889
Travel Revenue	18,883	14,614	14,530	15,870	14,884
Total Revenue	$183,798	$159,962	$147,950	$251,205	$230,893
Year-over-year growth	(20)%	(24)%	(21)%	43%	26%
Year-over-year growth, excluding FX	(20)%	(25)%	(23)%	38%	22%
% Third Party and Other	96%	99%	94%	61%	61%
% Direct	4%	1%	6%	39%	39%
Revenue TTM	$758,918	$707,325	$667,988	$742,915	$790,010

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Gross Profit:
Local Gross Profit	$97,389	$99,318	$81,808	$105,210	$100,066
% of EMEA Total Local Gross Billings	37.4%	41.1%	39.4%	37.9%	38.2%
Goods Gross Profit	$39,974	$27,108	$28,943	$33,526	$27,302
% of EMEA Total Goods Gross Billings	26.8%	16.2%	17.0%	15.2%	14.9%
Travel Gross Profit	16,358	13,105	12,930	14,457	13,669
% of EMEA Total Travel Gross Billings	19.7%	18.0%	19.7%	21.1%	20.0%
Total Gross Profit	$153,721	$139,531	$123,681	$153,193	$141,037
Year-over-year growth	(23)%	(24)%	(24)%	7%	(8)%
% Third Party and Other	100%	101%	99%	91%	92%
% Direct	—%	(1)%	1%	9%	8%
% of EMEA Total Gross Billings	31.2%	28.9%	27.9%	27.1%	27.5%

Rest of World Segment:
Gross Billings:
Local Gross Billings	$120,319	$115,156	$118,718	$116,824	$167,833
Goods Gross Billings	77,772	72,399	78,973	89,451	283,091
Travel Gross Billings	36,041	31,796	36,640	32,398	70,930
Total Gross Billings	$234,132	$219,351	$234,331	$238,673	$521,854
Year-over-year growth	(11)%	(21)%	(13)%	(11)%	123%
Year-over-year growth, excluding FX	(6)%	(16)%	(4)%	(2)%	133%
% Third Party and Other	97%	97%	97%	97%	99%
% Direct	3%	3%	3%	3%	1%
Gross Billings TTM	$1,048,973	$992,302	$956,833	$926,487	$1,214,209

Revenue:
Local Revenue	$45,414	$43,849	$51,900	$40,847	$43,814
Goods Revenue	24,840	20,610	25,061	26,158	41,855
Travel Revenue	7,796	7,144	9,310	6,453	10,013
Total Revenue	$78,050	$71,603	$86,271	$73,458	$95,682
Year-over-year growth	(14)%	(26)%	(4)%	(15)%	23%
Year-over-year growth, excluding FX	(8)%	(21)%	7%	(6)%	35%
% Third Party and Other	91%	92%	91%	90%	94%
% Direct	9%	8%	9%	10%	6%
Revenue TTM	$350,984	$325,988	$322,597	$309,382	$327,014

Gross Profit:
Local Gross Profit	$39,490	$35,885	$44,435	$33,596	$34,748
% of Rest of World Total Local Gross Billings	32.8%	31.2%	37.4%	28.8%	20.7%
Goods Gross Profit	6,712	8,966	12,016	11,781	22,135
% of Rest of World Total Goods Gross Billings	8.6%	12.4%	15.2%	13.2%	7.8%
Travel Gross Profit	6,730	5,726	7,921	5,312	8,133
% of Rest of World Total Travel Gross Billings	18.7%	18.0%	21.6%	16.4%	11.5%
Total Gross Profit	$52,932	$50,577	$64,372	$50,689	$65,016
Year-over-year growth	(26)%	(33)%	1%	(16)%	23%
% Third Party and Other	100%	101%	99%	101%	102%
% Direct	—%	(1)%	1%	(1)%	(2)%
% of Rest of World Total Gross Billings	22.6%	23.1%	27.5%	21.2%	12.5%

Consolidated Results of Operations:
Gross Billings:
Local Gross Billings	$831,457	$810,042	$732,434	$833,427	$886,926
Goods Gross Billings	392,324	436,871	443,387	595,370	709,000
Travel Gross Billings	183,988	166,893	166,827	164,310	221,285
Total Gross Billings	$1,407,769	$1,413,806	$1,342,648	$1,593,107	$1,817,211
Year-over-year growth	4%	10%	10%	5%	29%
Year-over-year growth, excluding FX	5%	11%	11%	5%	30%
% Third Party and Other	88%	87%	85%	77%	82%
% Direct	12%	13%	15%	23%	18%
Gross Billings (TTM)	$5,433,153	$5,560,283	$5,684,675	$5,757,330	$6,166,772
Year-over-year growth	16%	11%	12%	7%	14%

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Revenue:
Local Revenue	$329,297	$331,455	$306,387	$318,509	$330,181
Goods Revenue	229,375	241,757	252,254	413,713	386,179
Travel Revenue	42,730	35,535	36,418	36,225	41,277
Total Revenue	$601,402	$608,747	$595,059	$768,447	$757,637
Year-over-year growth	8%	7%	5%	20%	26%
Year-over-year growth, excluding FX	8%	8%	6%	20%	26%
% Third Party and Other	73%	69%	66%	52%	56%
% Direct	27%	31%	34%	48%	44%
Total Consolidated Revenue TTM	$2,376,591	$2,417,003	$2,443,510	$2,573,655	$2,729,890
Year-over-year growth	27%	18%	12%	10%	15%

Gross Profit:
Local Gross Profit	$283,258	$290,931	$265,133	$279,750	$287,436
% of Total Consolidated Local Gross Billings	34.1%	35.9%	36.2%	33.6%	32.4%
Goods Gross Profit	59,142	63,051	62,568	66,337	62,041
% of Total Consolidated Goods Gross Billings	15.1%	14.4%	14.1%	11.1%	8.8%
Travel Gross Profit	36,609	30,712	31,921	32,121	36,244
% of Total Consolidated Travel Gross Billings	19.9%	18.4%	19.1%	19.5%	16.4%
Total Gross Profit	$379,009	$384,694	$359,622	$378,208	$385,721
Year-over-year growth	(14)%	(11)%	(7)%	6%	2%
% Third Party and Other	97%	94%	95%	92%	94%
% Direct	3%	6%	5%	8%	6%
% of Total Consolidated Gross Billings	26.9%	27.2%	26.8%	23.7%	21.2%

Adjusted EBITDA	$71,853	$80,511	$62,302	$71,988	$40,301
% of Total Consolidated Gross Billings	5.1%	5.7%	4.6%	4.5%	2.2%
% of Total Consolidated Revenue	11.9%	13.2%	10.5%	9.4%	5.3%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (9)
(financial data in thousands, except per share data; active customers in millions)
(unaudited)

Free cash flow is a non-GAAP financial measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by (used in) operating activities."

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014

Net cash provided by (used in) operating activities	$8,760	$43,302	$(11,905)	$178,275	$(20,717)
Purchases of property and equipment and capitalized software	(14,468)	(14,042)	(15,064)	(19,931)	(16,355)
Free cash flow	$(5,708)	$29,260	$(26,969)	$158,344	$(37,072)

Net cash provided by operating activities (TTM)	$191,880	$159,867	$105,874	$218,432	$188,955
Purchases of property and equipment and capitalized software (TTM)	(97,221)	(84,554)	(83,608)	(63,505)	(65,392)
Free cash flow (TTM)	$94,659	$75,313	$22,266	$154,927	$123,563

Net cash used in investing activities	$(30,679)	$(15,862)	$(26,444)	$(23,330)	$(138,608)
Net cash used in financing activities	$(9,342)	$(7,941)	$(8,970)	$(55,444)	$(41,492)

Net cash used in investing activities (TTM)	$(179,214)	$(134,923)	$(125,738)	$(96,315)	$(204,244)
Net cash provided by (used in) financing activities (TTM)	$11,028	$(21,071)	$(32,748)	$(81,697)	$(113,847)

Other Metrics:
Active Customers (6)
North America	18.2	19.1	19.9	20.8	21.8
EMEA	14.0	13.9	14.0	14.2	14.5
Rest of World	9.5	9.6	9.6	9.9	15.5
Total Active Customers	41.7	42.6	43.5	44.9	51.8

TTM Gross Billings / Average Active Customer (7)
North America	$151	$156	$155	$150	$147
EMEA	$137	$135	$137	$139	$141
Rest of World	$116	$108	$102	$95	$97
Consolidated	$138	$138	$137	$134	$132

Headcount
Sales (8)	4,566	4,679	4,801	4,834	5,231
% North America	28%	26%	28%	29%	27%
% EMEA	38%	39%	37%	37%	37%
% Rest of World	34%	35%	35%	34%	36%
Other	6,433	6,306	6,453	6,449	7,099
Total Headcount	10,999	10,985	11,254	11,283	12,330

(1)	Represents the total dollar value of customer purchases of goods and services, excluding applicable taxes and net of estimated refunds. Includes direct billings and third party and other billings.

(2)
Local represents deals from local merchants, deals with national merchants, and deals through local events. Other revenue transactions, which include advertising, payment processing, point of sale, reservation and commission revenue, were previously aggregated with our Travel category. In the current period, the Company has updated its presentation of category information to include gross billings, revenue and gross profit from those other revenue sources within the Local category, and prior period category information has been retrospectively adjusted to conform to the current period presentation.

(3)
Includes third party revenue, direct revenue and other revenue. Third party revenue is related to sales for which the Company acts as a marketing agent for the merchant. This revenue is recorded on a net basis. Direct revenue is primarily related to the sale of products for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory included in cost of revenue. Other revenue primarily consists of advertising revenue, payment processing revenue, point of sale revenue, reservation revenue and commission revenue.

(4)
Represents third party revenue, direct revenue and other revenue reduced by cost of revenue. Cost of revenue is comprised of direct and certain indirect costs incurred to generate revenue. Third party cost of revenue includes estimated refunds for which the merchant's share is not recoverable. Direct cost of revenue includes the cost of inventory, shipping and fulfillment costs and inventory markdowns. Other costs incurred to generate revenue are allocated to cost of third party and other revenue and direct revenue for each of our categories (Local, Goods, and Travel) in proportion to gross billings during the period.

(5)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting period been the same as those in effect in the prior year period.

(6)	Reflects the total number of unique user accounts who have purchased a voucher or product from us during the trailing twelve months.

(7)	Reflects the total gross billings generated in the trailing twelve months per average active customer over that period.

(8)	Includes merchant sales representatives, as well as sales support.

(9)	The definition, methodology and appropriateness of each of our supplemental metrics is reviewed periodically. As a result, metrics are subject to removal and/or change.